Exhibit 99.2
                                             NEWS

FOR RELEASE: Thursday, February 12, 2009

Charter Communications Reports Preliminary Financial and Operating Results for
Fourth Quarter 2008

Fourth-quarter results reflect double digit pro-forma Adjusted EBITDA growth for the 9th consecutive quarter

St. Louis, MO - Charter Communications, Inc. (Nasdaq:CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced preliminary results for the fourth quarter of 2008, which reflect solid revenue growth and the 9th consecutive quarter of double digit adjusted EBITDA1 growth on a pro forma2 as reported basis.
Charter currently expects pro forma revenues for the fourth quarter of 2008 of $1.653 billion, which represents an increase of approximately 7.0% compared to the same period in 2007 on a pro forma basis. Charter expects actual revenues of $1.656 billion, an increase of approximately 6.6% for the period. Charter currently expects pro forma adjusted EBITDA for the fourth quarter of 2008 to be approximately $619 million, an increase of approximately 10.1% compared to the same period in 2007 on a pro forma basis. Actual adjusted EBITDA is expected to be $620 million, an increase of approximately 9.7% compared to 2007.
Charter currently expects pro forma annual revenues for 2008 of $6.467 billion, which represents an increase of 8.5% compared to pro forma 2007, and actual annual revenues to be approximately $6.479 billion, an increase of 7.9% compared to 2007.  Charter currently expects pro forma annual adjusted EBITDA for 2008 of $2.315 billion, which represents an increase of 10.3% compared to 2007, and actual annual adjusted EBITDA of $2.319 billion, an increase of 9.9% compared to 2007.

1 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.

2 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section of this news release.

“We are pleased with our operational results during the fourth quarter, particularly in this challenging economic environment,” said Neil Smit, President and Chief Executive Officer. “We remain committed to delivering value to our customers through our bundle of quality video, high-speed Internet, and telephone services. We are continuously expanding our high-definition offering, we’ve recently launched 60Mbps high-speed Internet service, and later this month we’ll upgrade Charter High-Speed Internet Max from 16 Mbps speed to 20 Mbps. Our operational results continue to reflect the underlying potential of our business, and our talented employees remain focused on offering enhanced products and service for our customers.”
Charter added 45,300 revenue generating units (RGUs) during the fourth quarter of 2008 and 650,900 RGUs during the full year. Approximately 53% of Charter’s customers subscribe to a bundle, up from 47% in the fourth quarter of 2007. Charter’s pro forma average monthly revenue per basic video customer for the fourth quarter of 2008 was $108.27, an increase of 10.2% compared to fourth quarter 2007, primarily as a result of higher bundled penetration and an increase in advanced services.
Fourth quarter expected RGU additions (on a pro forma basis for 2008 and 2007) consisted of the following:

•	Fourth quarter 2008 net losses of basic video customers were approximately 75,100 compared to a net loss of approximately 65,800 in the fourth quarter of 2007;

•	Fourth quarter 2008 net gains of digital video customers were approximately 22,300 compared to a net gain of approximately 59,500 in the fourth quarter of 2007;

•	Fourth quarter 2008 net gains of high-speed Internet customers were approximately 22,900 compared to a net gain of approximately 50,500 in the fourth quarter of 2007; and

•
Fourth quarter 2008 net gains of telephone customers were approximately 75,200, compared to a net gain of approximately 155,300 in the fourth quarter of 2007.  Telephone homes passed were approximately 10.4 million as of December 31, 2008.

Capital expenditures for the fourth quarter of 2008 are currently expected to be approximately $264 million, which would be lower than capital expenditures of $354 million during the same quarter in the prior year. Capital expenditures for the full year 2008 are expected to be approximately $1.202 billion, compared to $1.244 billion in 2007. Approximately 77% of Charter’s 2008 capital expenditures were success-based.
In the fourth quarter the Company expects to record approximately $1.5 billion of impairment for the year ended December 31, 2008. The Company intends to finalize its franchise impairment analysis, as required by SFAS No. 142, “Goodwill and Other Intangible Assets,” prior to the release of its 2008 financial results.
Because the fourth quarter has only recently ended, the information in this release is, by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in this release is subject to change upon the release of Charter’s audited results and therefore should exercise caution in relying on the information in this release. Information regarding certain financial performance measures not discussed in this release is not provided because the fourth quarter has only recently ended and final estimates of certain items used in the calculations of such measures are not yet available.  Investors should not draw any inferences from this information regarding financial or operating data that is not discussed in this release.

Use of Non-GAAP Financial Metrics
The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

The Company believes that adjusted EBITDA and pro forma adjusted EBITDA provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $32 million and $31 million for the three months ended December 31, 2008 and 2007, respectively, and $131 million and $129 million for the years ended December 31, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.
In addition to the actual results for the three months and year ended December 31, 2008 and 2007, we have provided pro forma results in this release for the three months and year ended December 31, 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2008 and 2007 as if they had occurred as of January 1, 2007.

About Charter Communications
Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com

Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "plans," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2008 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the outcome and impact on our business of our proceedings under Chapter 11 of the Bankruptcy Code;
•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	the outcome of our discussions with our bondholders;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

# # #

Contacts:

Media:
Anita Lamont, 314-543-2215
Or
Analysts:
Mary Jo Moehle, 314-543-2397

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

The schedules below are presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure in accordance with Section 401(b) of the Sarbanes-Oxley Act. Because the fourth quarter has only recently ended, the information in the schedules below, is by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in the schedules is subject to change upon the release of Charter's audited results and therefore should exercise caution in relying on the information in these schedules and should not draw any inferences from this information regarding financial or operating data that is not presented in the schedules. Because of the potential for further adjustments, investors, in particular, should not rely on net cash flows from operating activities for the period ended December 31, 2008.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$(11)	$-	$399	$327
Less: Purchases of property, plant and equipment	(264)	(354)	(1,202)	(1,244)
Less: Change in accrued expenses related to capital expenditures	2	49	(39)	(2)

Free cash flow	(273)	(305)	(842)	(919)

Interest on cash pay obligations (b)	470	457	1,844	1,811
Purchases of property, plant and equipment	264	354	1,202	1,244
Change in accrued expenses related to capital expenditures	(2)	(49)	39	2
Other, net	17	7	65	33
Change in operating assets and liabilities	144	101	11	(60)

Adjusted EBITDA	$620	$565	$2,319	$2,111

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)

Net cash flows from operating activities	$(12)	$(3)	$395	$314
Less: Purchases of property, plant and equipment	(264)	(354)	(1,202)	(1,244)
Less: Change in accrued expenses related to capital expenditures	2	49	(39)	(2)

Free cash flow	(274)	(308)	(846)	(932)

Interest on cash pay obligations (b)	470	457	1,844	1,811
Purchases of property, plant and equipment	264	354	1,202	1,244
Change in accrued expenses related to capital expenditures	(2)	(49)	39	2
Other, net	17	7	65	33
Change in operating assets and liabilities	144	101	11	(60)

Adjusted EBITDA	$619	$562	$2,315	$2,098

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 and 2008 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)
PRO FORMA

The schedules below are presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure in accordance with Section 401(b) of the Sarbanes-Oxley Act. Because the fourth quarter has only recently ended, the information in the schedules below, is by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in the schedules is subject to change upon the release of Charter's audited results and therefore should exercise caution in relying on the information in these schedules and should not draw any inferences from this information regarding financial or operating data that is not presented in the schedules. Because of the potential for further adjustments, investors, in particular, should not rely on net cash flows from operating activities for the period ended December 31, 2008.

	2005 (a)	2006 (a)
	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net cash flows from operating activities	$116	$183	$(24)	$136	$(28)
Less: Purchases of property, plant and equipment	(262)	(233)	(290)	(254)	(308)
Less: Change in accrued expenses related to capital expenditures	(28)	(7)	(2)	13	20

Free cash flow	(174)	(57)	(316)	(105)	(316)

Interest on cash pay obligations (c)	377	406	424	445	448
Purchases of property, plant and equipment	262	233	290	254	308
Change in accrued expenses related to capital expenditures	28	7	2	(13)	(20)
Other, net	5	5	9	3	(2)
Change in operating assets and liabilities	(46)	(159)	74	(124)	82

Adjusted EBITDA	$452	$435	$483	$460	$500

	2007 (b)				2008 (b)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net cash flows from operating activities	$263	$(153)	$207	$(3)	$203	$(37)	$241	$(12)
Less: Purchases of property, plant and equipment	(298)	(281)	(311)	(354)	(334)	(316)	(288)	(264)
Less: Change in accrued expenses related to capital expenditures	(32)	(7)	(12)	49	(31)	(10)	-	2

Free cash flow	(67)	(441)	(116)	(308)	(162)	(363)	(47)	(274)

Interest on cash pay obligations (c)	453	452	449	457	452	460	462	470
Purchases of property, plant and equipment	298	281	311	354	334	316	288	264
Change in accrued expenses related to capital expenditures	32	7	12	(49)	31	10	-	(2)
Other, net	2	18	6	7	10	25	13	17
Change in operating assets and liabilities	(225)	218	(154)	101	(121)	142	(154)	144

Adjusted EBITDA	$493	$535	$508	$562	$544	$590	$562	$619

(a) Pro forma results for the fourth quarter ended December 31, 2005 and the first, second, third and fourth quarters ended December 31, 2006 reflect certain sales and acquisitions of cable systems in 2006 and 2007 as if they occurred as of January 1, 2005.

(b) Pro forma results for the first, second, third and fourth quarters ended December 31, 2007 and 2008 reflect certain sales and acquisitions of cable systems in 2007 and 2008 as if they occurred as of January 1, 2007.

(c) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.